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                                                                Exhibit 10.2.4.4


                                ASK JEEVES, INC.
                           1999 EQUITY INCENTIVE PLAN
                        CONDITIONAL STOCK AWARD AGREEMENT

        THIS CONDITIONAL STOCK AWARD AGREEMENT (this "Agreement") is dated as of the 30th day of September 2003, by and between ASK JEEVES, INC., a Delaware corporation (the "Company") and Steven J. Sordello (the "Executive").

                                    RECITALS

        The Company maintains the Ask Jeeves, Inc. 1999 Equity Incentive Plan, as amended (the "Plan").

        The Company hereby grants to the Executive, effective as of the date first set forth above (the "Award Date"), a conditional right to be granted shares of Common Stock of the Company (the "Award"), upon the terms and conditions set forth herein and in the Plan.

                                    AGREEMENT

        In consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

        1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Plan. For purposes of this Agreement, the term "Change in Control" shall have the meaning given to that term in that certain letter agreement regarding potential severance benefits, dated November 14, 2002, by and between the Executive and the Company (the "Severance Benefit Agreement"). For purposes of this Agreement, the terms "Disability," "Termination for Cause," and "Involuntary Termination" shall also have the respective meanings given to such terms in the Severance Benefit Agreement. For purposes of this Agreement, the term "Affiliate" means any "Corporate Affiliate" as that term is defined in the Severance Benefit Agreement.

        2. GRANT. Subject to the terms of this Agreement, the Company hereby grants to the Executive an Award of seventy thousand (70,000) stock units ("Units"), subject to reduction as provided in Section 3 below and further subject to adjustment as provided in Section 11(a) of the Plan.

        3.     REDUCTION IN THE NUMBER OF UNITS.

        (a) Quarterly Reduction. On the last calendar day in September 2003 and on the last calendar day of each third month thereafter and continuing until the remaining number of Units subject to the Award is zero (0) or the then-remaining Units subject to the Award become payable pursuant to Section 4, the total number of Units subject to the Award shall be reduced (from the amount set forth in Section 2 above and after giving effect to prior reductions to such number pursuant to the reduction provisions of this Agreement) by five thousand (5,000) Units (subject to adjustment in accordance with Section 11(a) of the Plan) on each such date (such that the total number Units subject to the Award is scheduled to become zero (0) on March 31, 2007 assuming that payment of the then-remaining Units is not triggered pursuant to Section 4 prior to


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that date). The Units subject to the Award are subject to accelerated reduction pursuant to Section 3(b) below and pursuant to Section 3(c) below. The Award shall terminate, without any payment in respect of such termination, if and when no Units remain subject to the Award.

        (b) Termination Prior to Change in Control. If the Executive ceases to be employed by the Company or one of its Affiliates (regardless of the reason for such termination of employment, whether with or without cause, voluntarily or involuntarily, or due to death or Disability) prior to the occurrence of a Change in Control of the Company, the total number of Units then remaining subject to the Award shall automatically be reduced to zero (0) immediately upon such termination of employment and the Award shall thereupon terminate without any payment with respect thereto or in respect thereof.

        (c) Certain Terminations Following Change in Control. If the Executive ceases to be employed by the Company or one of its Affiliates upon or following a Change in Control of the Company, and if such termination of employment is either a Termination for Cause by the Company, a termination due to the Executive's death or Disability, or a termination by the Executive other than an Involuntary Termination, then the total number of Units then remaining subject to the Award shall automatically be reduced to zero (0) immediately upon such termination of employment and the Award shall thereupon terminate without any payment with respect thereto or in respect thereof.

        (d) No Rights With Respect to Units Reduced. The Executive shall have no payment or rights under or with respect to this Award with respect to any Units originally subject to this Award that are reduced from the remaining total number of Units subject to this Award pursuant to the foregoing provisions of this Section 3.

        (e) Special Employment Rule. For purposes of this Agreement (including this Section 3 and Section 4 below), the Executive's employment shall be deemed to have not terminated if the Executive's employment by the Company or one of its Affiliates terminates but immediately thereafter the Executive continues to be employed by the Company or another of its Affiliates, as applicable. However, if the Executive is employed only by an Affiliate and that entity ceases to be an Affiliate, then the Executive's employment shall be deemed to have terminated for purposes of this Agreement unless the Executive otherwise continues as an employee of the Company or another Affiliate immediately following such event.

        4. PAYMENT OF REMAINING UNITS SUBJECT TO AWARD. Subject to the other terms of this Agreement (including, without limitation, Section 10 below), the then-remaining number of Units subject to this Award (after giving effect to any and all reductions required through such date pursuant to Section 3) shall become payable upon the first date (if any) that both of the following requirements are satisfied:

        (a)  a Change in Control of the Company has occurred; and

        (b) upon or following such a Change in Control of the Company, the Executive ceases to be employed by the Company or one of its Affiliates and such termination of employment is due to either (i) a termination by the Company for any reason other than a Termination for Cause (and other than due to the Executive's death


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             or Disability), or (iii) an Involuntary Termination by the
             Executive (and other than due to the Executive's death or Disability).

The Executive shall not be entitled to any benefits with respect to the Award or this Agreement if either (i) a Change in Control of the Company does not occur on or before March 31, 2007, or (ii) a Change in Control of the Company does occur on or before March 31, 2007 but the requirements of clause (b) above are not satisfied on or before March 31, 2007.

        The number of Units that become payable to the Executive pursuant to the foregoing paragraph shall be paid by the Company to the Executive in the form of an equal number of shares of Common Stock of the Company.

        5. NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company or any of its affiliates, affects the Executive's status as an employee at will who is subject to termination without cause, confers upon the Executive any right to remain employed by the Company or any of its affiliates, interferes in any way with the right of the Company or any of its affiliates at any time to terminate such employment, or affects the right of the Company or any of its affiliates to increase or decrease the Executive's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Executive without his or her consent thereto. Employment for any period of time (including a substantial period of time) after the Award Date will not entitle the Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 3 or 4 above if the express conditions to vesting set forth in such sections have not been satisfied.

        6. NO STOCKHOLDER RIGHTS. The Units are used solely as a device for determining the number of shares of Common Stock to be distributed to the Executive if and when the Units become payable pursuant to this Agreement. The Units shall not be treated as property or as a trust fund of any kind. This Agreement creates no fiduciary duty to the Executive and shall create only a contractual obligation on the part of the Company to issue shares of Common Stock equal to the number of Units that become payable in accordance with the terms of this Agreement. The Executive shall have no rights as a stockholder of the Company (including, without limitation, dividend and voting rights) with respect to any Units subject to the Award unless and until the remaining Units subject to the Award become payable to the Executive pursuant to Section 4. As to any shares of Common Stock subject to the Award that become payable pursuant to Section 4, the Executive shall be entitled to cash dividend, voting and other stockholder rights with respect to such shares only to the extent that the related record date for such event is after the date that the shares have actually been issued in the name of the Executive pursuant to Section 8.

        7. RESTRICTIONS ON TRANSFER. Neither the Award, any Units, nor, at any time prior to the time that they have actually been issued in the name of the Executive pursuant to Section 8 with respect to the Units, any shares underlying or issuable in respect of the Award, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Company.


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        8. STOCK CERTIFICATES. Any shares of Common Stock that become deliverable to the Executive pursuant to Section 4 shall, in the Company's discretion, be issued either: (1) in certificate form in the name of the Executive; or (2) in book entry form in the name of the Executive. Such issuance of a share certificate or book entry shall be completed by the Company promptly following the date that such shares become deliverable pursuant to Section 4.

        9. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Company's stock contemplated by Section 11(a) of the Plan, the Board will make adjustments if appropriate in the number of Units and the number and kind of securities that may become deliverable under the Award.

        10.    LIMITATION ON BENEFITS.

        (a) Benefit Limit. The provisions of this Section 10 shall control in the event any conflict occurs between this Section 10 and the other provisions of this Agreement regarding the vesting, issuance or delivery of any shares of Common Stock subject to this Agreement. If any payment of shares subject to this Award would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder, then in no event shall the aggregate payment(s) or distribution(s) of any type to or for the Executive by the Company or any of its affiliates, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code, then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction to the Total Payments shall be made only if the total after-tax benefit to the Executive is greater after giving effect to such reduction than if no such reduction had been made. Unless the Executive shall have given prior written notice to the Company to effectuate a reduction in the Total Payments if such a reduction is required, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating any cash severance benefits, then by reducing or eliminating any accelerated vesting of stock options, then by reducing or eliminating any vesting of restricted stock, then by reducing or eliminating any other remaining Total Payments. The preceding provisions of this Section 10 shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

        (b) Resolution Procedure. In the event there is any dispute between the Executive and the Company as to whether any benefits to which the Executive becomes entitled under this Agreement constitute parachute payments, such dispute shall be resolved as follows:

               (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such benefit or the method of valuation therefore, the characterization afforded to such benefit by the Regulations (or such decisions) shall, together with the applicable valuation methodology, be controlling.

               (ii) In the event Treasury Regulations (or applicable judicial decisions) do not


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        address the status of any benefit in dispute, the matter will be submitted for resolution to independent counsel mutually acceptable to the Executive and the Company ("Independent Counsel"). The resolution reached by Independent Counsel will be final and controlling; provided, however, that if in the judgment of Independent Counsel the status of the benefit in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling will be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling will be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by the Executive and the Company.

               (iii) In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any benefit in dispute, the value thereof will, at the Independent Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by the Executive and the Company.

        (c) Status of Benefits. No benefits will be made available to the Executive under this Agreement until the value of such benefits has been determined and the status of any benefits in dispute under Section 10(b) above has been resolved in accordance therewith.

        11. TAX WITHHOLDING. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, payment, or other event with respect to this Award. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock otherwise deliverable pursuant to this Award at their then fair market value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Company in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the payment of this Award. The Company may take such action(s) without notice to the Executive and shall remit to the Executive the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Executive shall have no discretion as to the Company's satisfaction of tax withholding obligations in such manner. If, however, the Company for any reason does not satisfy the withholding obligations with respect to this Award as provided above in this Section 11, the Company (or any affiliate of the Company that employs the Executive, as applicable) shall be entitled to require a cash payment by or on behalf of the Executive and/or to deduct from other compensation payable to the Executive the amount of any such withholding obligations.

        12. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 5858 Horton Street, Suite 350, Emeryville, California 94608,
Attention: Corporate Secretary, and any notice to be given to the Executive shall be addressed to him or her at the address given beneath the Executive's signature hereto, or at such other address as either party may hereafter designate in writing to the other party. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified (postage or


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certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

        13. PLAN. The Award and all rights of the Executive with respect thereto are subject to, and the Executive agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to the Award. The Executive acknowledges having received a copy of the Plan, the Prospectus for the Plan and a related prospectus supplement that relates to the Award under the Plan. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

        14. ENTIRE AGREEMENT. This Agreement and the Plan, along with those definitions set forth in the Severance Benefit Agreement that are specifically referred to herein and the arbitration provisions of the Severance Benefit Agreement specifically referred to in Section 19 below (but no other provision of the Severance Benefit Agreement), together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 12 thereof. No modification or amendment of this Agreement will take effect unless it is approved by the Administrator and is in writing and signed by an authorized officer of the Company and, if the amendment materially and adversely affects the Executive's rights with respect to the Award, by the Executive. The Company may unilaterally waive any provision hereof in writing to the extent such waiver does not materially and adversely affect the Executive's rights with respect to the Award, provided that no such waiver shall operate or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

        15. EFFECT OF THIS AGREEMENT. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company. The term "Company" as used herein also may refer to any successor to Ask Jeeves, Inc., if the context so requires.

        16. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        17. SECTION HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

        18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

        19. ARBITRATION. To the fullest extent allowed by law, any controversy or claim arising out of or relating to this Award and/or the Units shall be settled by binding and non-appealable arbitration conducted in accordance with the arbitration provisions set forth in Section


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6 of the Severance Benefit Agreement. The parties intend that this Section 19 shall be valid, binding, enforceable and irrevocable and shall survive any termination of this Agreement and/or the Severance Benefit Agreement. The Executive acknowledges and agrees that the Executive is waiving the Executive's right to a jury trial and agrees that the decision of the arbitrator shall be final and binding.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set his or her hand as of the date and year first above written.

                                            ASK JEEVES, INC.,
                                            A DELAWARE CORPORATION



                                            By: /s/ A. George (Skip) Battle
                                                -------------------------------

                                            Print Name: A. George (Skip) Battle
                                                        -----------------------
                                            Its: Chief Executive Officer
                                                 ------------------------------

                                            EXECUTIVE

                                            /s/ Steven J. Sordello
                                            -----------------------------------
                                            Signature

                                            Steven J. Sordello
                                            -----------------------------------
                                            Print Name


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